UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2026

SOMNIGROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crescent Ct. Suite 700
Dallas, Texas  75201
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	SGI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
As discussed in Item 5.07 below, on May 13, 2026, at the 2026 Annual Meeting of Stockholders of Somnigroup International Inc. (the "Company"), the Company's stockholders approved an amendment to 'ARTICLE IV Capital Stock’ of the Company's Amended and Restated Certificate of Incorporation, as amended (as so amended, the "Certificate of Incorporation") to increase the number of authorized shares of common stock of the Company from 500,000,000 to 1,000,000,000 shares. The authorized preferred stock remains 10,000,000 shares. This increased the aggregate number of shares of all classes of stock that the Company may issue to 1,010,000,000 shares.

The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Fourth Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, which was filed with the Secretary of State of the State of Delaware on May 14, 2026, and is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)	The Company's Annual Meeting of Stockholders was held on May 13, 2026.
(b)	Of the 210,340,624 shares of the Company’s common stock outstanding as of the record date, 200,306,293 shares were represented at the Annual Meeting.
(c)	The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth below.
The stockholders (1) elected all of the Company's nominees for director; (2) ratified the appointment of Ernst and Young LLP as the Company's independent auditor for the year ending December 31, 2026; (3) approved, on an advisory basis, the Compensation of the Company's Named Executive Officers; and (4) approved an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized shares of common stock from 500 million to 1 billion. The tabulation of votes for each proposal is as follows:

(1)    Election of Directors

	For	Against	Abstain	Broker Non-Votes
CHRISTOPHER T. COOK	192,885,142	59,934	196,846	7,164,371
EVELYN S. DILSAVER	191,475,050	1,624,149	42,723	7,164,371
SIMON JOHN DYER	192,571,660	502,110	68,152	7,164,371
CATHY R. GATES	172,918,971	20,182,660	40,291	7,164,371
MEREDITH SIEGFRIED MADDEN	174,093,643	18,986,997	61,282	7,164,371
RICHARD W. NEU	172,187,006	20,889,183	65,733	7,164,371
PETER R. SACHSE	192,879,995	216,371	45,556	7,164,371
SCOTT L. THOMPSON	191,703,187	1,379,224	59,511	7,164,371
(2)    Ratification of Independent Auditors

For	Against	Abstain	Broker Non-Votes
198,034,015	2,230,000	42,278	N/A
(3)    Advisory Vote to Approve the Compensation of Named Executive Officers as described in the Company's 2026 Proxy Statement

For	Against	Abstain	Broker Non-Votes
112,110,823	80,875,933	155,166	7,164,371
(4)        Amendment of the Company's Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 500 Million to 1 Billion

For	Against	Abstain	Broker Non-Votes
123,028,490	76,869,794	408,009	N/A

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Fourth Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2026

Somnigroup International Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer